Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Large Lab Client Customization Agreement

12/1/21

Terms for new space and fees for Cabaletta Bio custom laboratory space

In connection with Client's request to modify dedicated space at CIC Premises, CIC and Client are entering into this Client Customization Agreement ("CCA") to supplement and amend their Service Agreement dated 2/1/2019 (the "Service Agreement") as follows.

A.
Notwithstanding the first sentence of Section 8 of the Service Agreement, Client agrees to provide a deposit equal [***] monthly fees, for the performance of all the provisions of the Service Agreement. Client will pay the amount of the increase from its original one month's deposit in accordance with Section D, below. Thereafter, if the amount of Client's ongoing monthly fees increases or decreases with regard to office, lab, or other fees, the amount of the required Deposit will adjust on Client's next invoice to reflect the new ongoing monthly fees. Apart from the change from [***], the remainder of Section 8 of the Service Agreement shall remain the same.

B.
Notwithstanding the final sentence of Section 1, the parties agree that Client will provide 90 days' written notice, except (a) by mutual agreement in a writing signed by both parties or

(b) by CIC in accordance with Section 3 (as to abandonment), Section 12, 13, 23 and/or Section 24. For avoidance of doubt, CIC will continue to accept 30 days' Notice of termination or downsize for office space in accordance with Section 3, but all lab space will require 90 days' advance Notice.

C.
Notwithstanding the final sentence of Section 1 of the Service Agreement, the parties agree that Client will have a license to use and occupy the following labs spaces: 7116, 7009, 7006, 7007, 7008, 7010, 7014, 7015 (on the 7th floor), and 566 (on the 5th floor) (the "Space") as of the completion of construction as provided in Section D below for an initial term of [***] months (the "Period"). CIC may not terminate the Service Agreement during the Period except (a) by mutual agreement in a writing signed by both parties or (b) in accordance with Sections 3 (as to abandonment), 12, 13, 23 and/or 24 of the Service Agreement. CIC may terminate the Service Agreement after expiration of the Period (a) by mutual agreement in a writing signed by both parties, (b) in accordance with Sections 3 (as to abandonment), 23 and/or 24 of the Service Agreement, or (c) for any reason or no reason upon 90 days' written Notice. Client also has the ability to terminate individual lab space after the initial [***] with the same 90 day notice period.

D.
Construction will be considered complete once Client is able to move into the space and CIC will give at least two week's notice prior to the date the space is first available for occupancy. The anticipated timeline for completion is targeting late [***], however, Client agrees that this timeline is only an estimate and is subject to change. In order to commit the Space to Client, CIC will create new reservations for the Space with a start date [***], at its earliest convenience, and no sooner than November [***]. Once reservations are entered into the system, the deposit will update on the next invoice and Client will pay such invoice in the ordinary course provided under the Service Agreement. The start date will be modified as needed pending the date the space is first available.

E.
The Space will be built to the specifications of the attached drawing with minor adjustments to these plans to be made in the field as needed. If Client elects to make any changes to the scope outlined in the CCA after both parties have signed this agreement, CIC will make all reasonable efforts to accommodate client requests, and any additional costs associated with such changes will be the responsibility of Client. These costs will include a fee that will be [***] of the costs for the additional work, paid to CIC and will be added as a charge to Client's respective CIC invoice. CIC will inform Client of such fees, and Client agrees to pay them when invoiced by CIC.

F.
Notwithstanding the final paragraph of Section 6 of the Service Agreement, CIC agrees to offer the client the Space [***] for the entirety of calendar year [***]. [***]; this fee applies once per month to each person on site, and is not double-charged if the same user also takes space in an office.

G.
This CCA modifies only those terms of the Service Agreement specifically identified above. All other terms of the Service Agreement remain unchanged. In the event of an inconsistency or conflict between any provision of the CCA and any provision in the Service Agreement other than the final sentence of Section 1, the second and third paragraphs of Section 3, the final paragraph of Section 6 and the first sentence of Section 8, the terms of the Service Agreement shall prevail.

Note: there should be existing power here for BSC but all connected black receptacles are on a single circuit so need to be cautious with overloading

/s/ Timothy Rowe

Authorized Signer for CIC Innovation Communities, LLC ("CIC") as agent

12/2/2021

Date

/s/ Anup Marda

Authorized Signer for Cabaletta Bio

12/2/2021

Date